Exhibit 99.1

IDEXX Laboratories Announces Second Quarter Results

WESTBROOK, Maine, July 30, 2021 /PRNewswire/ --

  Achieves reported revenue growth of 30% and organic revenue growth of 25%, driven by CAG Diagnostics recurring revenue growth of 30% as reported and 26% organic
  Delivers EPS of $2.34, representing 36% growth as reported and 33% on a comparable basis
  Increases 2021 revenue guidance to $3,170 million - $3,205 million, reflecting higher expectations for reported growth of 17% - 18.5% and organic growth of 14.5% - 16%, supported by projected CAG Diagnostics recurring revenue growth of 18% - 19.5% as reported and 16% - 17.5% organic
  Raises 2021 EPS outlook to $8.20 - $8.36, reflecting an increase of 1% - 1.5% in the organic revenue growth outlook and expectations for higher operating margins of 28.6% - 29.1%

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced second quarter results, as well as an update on U.S. companion animal diagnostics sector trends.

Second Quarter Results

The Company reports revenues of $826 million for the second quarter of 2021, an increase of 30% as reported and 25% organically. Second quarter results were driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 30% reported and 26% organic, reflecting continued high gains in the U.S. and internationally, as well as 86% reported and 78% organic growth in CAG Diagnostics capital instrument revenue. Overall revenue growth was also supported by 32% reported and 27% organic revenue growth in the Water business.

Earnings per diluted share ("EPS") of $2.34 for the second quarter was supported by solid operating margin gains despite comparisons to highly controlled cost levels in the prior year. Overall operating margins expanded 110 basis points on an as reported and comparable basis. EPS results also benefited from a higher than expected $0.07 per share in tax benefits from share-based compensation.

"The IDEXX team delivered another quarter of outstanding performance, reflected in continued high growth in CAG Diagnostics recurring revenues and accelerated gains in instrument placements, as the global animal healthcare sector sustained strong growth momentum globally," said Jay Mazelsky, the Company's President and Chief Executive Officer. "We doubled prior year CAG premium instrument placements, as our customers look ahead to supporting continued strong global demand for companion animal diagnostics in their practices. We look forward to building on this momentum with the ongoing successful rollout of ProCyte OneTM, our next-generation hematology point-of-care instrument. We continue to drive exceptional performance across our major regions driven by strong commercial execution and adoption of IDEXX innovation. We also continue to build on our capabilities, including expansion of our cloud-based software solutions that support veterinary clinic productivity. We were excited to announce the acquisition of the ezyVet practice management software platform in the quarter and to welcome the talented ezyVet team to IDEXX. Our best-in-class in-clinic platforms and unparalleled global lab services capabilities, integrated with our cloud-based information management solutions, position us to drive accelerated advancement of the global standard of healthcare for companion animals."

Companion Animal Diagnostics Trends Update

Favorable global trends in companion animal healthcare continue to support high growth for CAG diagnostic products and services across regions. U.S. same-store clinical visit growth at veterinary practices was 13% in the second quarter, reflecting year-over-year growth of 11% in non-wellness visits and 14% in wellness visits. These gains include benefits from comparisons to prior year impacts on demand related to the COVID-19 pandemic. Average same-store revenue growth at U.S. veterinary practices was 16% in the second quarter, driven by high growth in healthcare services, including increased utilization of diagnostics. Additional U.S. companion animal practice key metrics are available in the Q2 2021 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Second Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 32% reported and 27% organic revenue growth for the quarter, supported by CAG Diagnostics recurring revenue growth of 30% on a reported basis and 26% on an organic basis. High growth across IDEXX's major modalities in the second quarter reflected continued high growth in clinical visits, which benefited in part from lapping of prior year COVID-19 impacts in April and May. Overall CAG revenue growth included 86% reported growth and 78% organic growth in CAG Diagnostics capital instrument revenues, compared to constrained prior year levels.

  IDEXX VetLab® consumables generated 31% reported and 26% organic revenue growth, supported by increased testing utilization across regions, high customer retention levels, ongoing expansion of our global premium instrument installed base, and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 28% reported and 25% organic revenue growth, with high organic growth across regions reflecting strong volume gains across testing categories and benefits from moderate net price gains.
  Rapid assay products revenues grew 30% as reported and 28% on an organic basis, with continued worldwide growth in SNAP® 4Dx Plus Test volumes, benefiting from strong overall sector conditions, including high growth in wellness testing, high customer retention levels, and moderate net price gains.

Veterinary software, services and diagnostic imaging systems revenues grew 33% reported and 26% on an organic basis, driven by double-digit growth in subscription-based service revenues and strong growth in new veterinary software system placements and recurring software services. Reported growth includes initial benefits from the recent acquisition of ezyVet which closed in June.

Water

Water revenues grew 32% on a reported basis and 27% on an organic basis for the quarter, compared to prior year results, which reflected a 16% organic revenue decline driven by early pandemic-related impacts. Solid revenue growth reflects increased demand for water testing as economies re-open, including continued recovery in non-compliance related testing volumes.

Livestock, Poultry and Dairy ("LPD")

LPD revenues grew 4% reported and declined 2% on an organic basis, as strong results were constrained by the lapping of high prior year demand in key areas such as African Swine Fever testing and relatively lower herd health screening levels due to reduced export levels.

Gross Profit and Operating Profit

Gross profits increased 29% as reported and 25% on a comparable basis. Gross margin of 59.2% decreased 30 basis points compared to prior year period results as reported and 20 basis points on a comparable basis. Gross margin results were impacted by mix impacts from high instrument revenue growth and the lapping of tightly controlled prior year cost levels in key areas including lab operations, which moderated reference lab gross margin gains. These effects were partially offset by a mix benefit from strong CAG Diagnostics recurring revenue growth and moderate net price gains.

Operating margin was 31.4% in the quarter, 110 basis points higher than the prior year period results on both as reported and comparable bases, supported by operating expense leverage on strong revenue growth. Operating expenses increased 24% as reported and 20% on a comparable basis, reflecting comparisons to lower prior year levels impacted by early pandemic-related cost controls, as well as the advancement of investments in our global commercial and innovation capabilities. The Company is planning for constrained gross margin gains and higher levels of operating expense growth over the balance of the year as we continue to lap tightly controlled prior year spending levels, with increases in specific cost areas as pandemic restrictions are eased and advancement of investments aligned with our goals for sustained high revenue growth.

2021 Growth and Financial Performance Outlook

The following table provides the Company's outlook for annual key financial metrics in 2021:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2021

Revenue	$3,170	-	$3,205
Reported growth	17%	-	18.5%
Organic growth	14.5%	-	16%
CAG Diagnostics Recurring Revenue Growth
Reported growth	18%	-	19.5%
Organic growth	16%	-	17.5%
Operating Margin	28.6%	-	29.1%
Operating margin expansion	290	-	340 bps
Comparable margin expansion	175	-	225 bps
EPS	$8.20	-	$8.36
Reported growth	22%	-	25%
Comparable growth	25%	-	27%
Other Key Metrics
Net interest expense	~ $30.5
Share-based compensation tax benefit	~ $22
Share-based compensation tax rate benefit	~ 2.5%
Effective tax rate	18.5%	-	19.5%
Share-based compensation EPS impact	~ $0.25
Reduction in average shares outstanding	0%	-	0.5%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	~80% of net income
Capital Expenditures	$150 - $160

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2021.

Estimated Foreign Currency Exchange Rates and Impacts	2021

Revenue growth rate impact	~ 2%
CAG Diagnostics recurring revenue growth rate impact	~ 2%
Operating margin growth impact	~ 10 bps
EPS impact	~ $0.17
EPS growth impact	~ 3.0%

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.17
British pound	$1.37
Canadian dollar	$0.79
Australian dollar	$0.73
Relative to the U.S. dollar
Japanese yen	¥112.00
Chinese renminbi	¥6.56
Brazilian real	R$5.33

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its second quarter 2021 results and management's outlook. To participate in the conference call, dial 1-888-771-4371 or 1-847-585-4405 and reference confirmation number 50183464. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2021 Virtual Investor Day

IDEXX Laboratories, Inc. will host its 2021 Virtual Investor Day on Thursday, August 12, 2021 from 10:00 am to approximately 1:00 pm (EDT). A live audio webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event at www.idexx.com/investors.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, offering diagnostic and software products and services that deliver solutions and insights to practicing veterinarians around the world. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs approximately 9,800 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Second Quarter Results", "Gross Profit and Operating Profit", "2021 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to a product roll-out; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; projected gross margin growth; and anticipated cost area increases. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2021 results as follows: increased gross profit growth by 3.8%, decreased gross margin growth by 10 basis points, increased operating expense growth by 3.5%, increased operating profit growth by 4.2%, had an immaterial impact on operating profit margin growth, and increased EPS growth by 4.1%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and six months ended June 30, 2021 and refer to the 2021 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2021 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Two-year average organic growth rates are provided to facilitate easier comparisons between periods impacted by the COVID-19 pandemic with prior and future periods, calculated as the average of the growth rates over the two referenced periods. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2021. Please refer to the 2021 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2021 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior year period. Revenue from acquisitions is expected to increase projected full year 2021 revenue growth by 50 basis points and increase CAG Diagnostics recurring revenue growth by 20 basis points.

The reconciliation of the two-year average annual organic growth of CAG Diagnostics recurring revenue is as follows:

	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue growth rates for the quarter ended June 30, 2021	29.6%	3.7%	0.3%	25.6%
CAG Diagnostics recurring revenue growth rates for the quarter ended June 30, 2020	6.9%	(1.1)%	0.8%	7.2%

2-year average annual growth rates	18.3%	1.3%	0.6%	16.4%
[1]See Statement Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Six Months Ended		Year-over-Year
	June 30	June 30,	Change		June 30	June 30,	Change
Dollar amounts in thousands	2021	2020			2021	2020
Gross Profit (as reported)	$489,308	$379,342	29%		$960,090	$738,932	30%
Gross margin	59.2%	59.5%	(30)	bps	59.9%	58.5%	140	bps
Less: comparability adjustments
Change from currency	14,578	—			26,017	—
Comparable gross profit growth	$474,730	$379,342	25%		$934,073	$738,932	26%
Comparable gross margin and gross margin gain (or growth)	59.3%	59.5%	(20)	bps	59.9%	58.5%	140	bps

Operating expenses (as reported)	$230,055	$186,094	24%		$453,215	$401,359	13%
Less: comparability adjustments
Change from currency	6,590	—			8,201	—
Comparable operating expense growth	$223,465	$186,094	20%		$445,014	$401,359	11%

Income from operations (as reported)	$259,253	$193,248	34%		$506,875	$337,573	50%
Operating margin	31.4%	30.3%	110	bps	31.6%	26.7%	490	bps
Less: comparability adjustments
Change from currency	7,988	—			17,816	—
Comparable operating profit growth	$251,265	$193,248	30%		$489,059	$337,573	45%
Comparable operating margin and operating margin gain (or growth)	31.4%	30.3%	110	bps	31.4%	26.7%	470	bps
Amounts presented may not recalculate due to rounding.

Projected 2021 comparable operating margin expansion outlined in the 2021 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2020 reported operating margin adjusted for impacts of the expired royalty litigation matter charges in the third quarter of 2020, which reduced full year 2020 operating margin growth by approximately 100 basis points; and (ii) projected full year 2021 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 20 basis points.

These impacts and those described in the constant currency note above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2021 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30,	June 30,	Growth	June 30,	June 30,	Growth
	2021	2020		2021	2020
Earnings per share (diluted)	$2.34	$1.72	36%	$4.69	$3.01	56%
Less: comparability adjustments
Share-based compensation activity	0.07	0.06		0.24	0.13
Change from currency	0.07	—		0.16	—
Comparable EPS growth	$2.20	$1.66	33%	$4.29	$2.88	49%
Amounts presented may not recalculate due to rounding.

Projected 2021 comparable EPS growth outlined in the 2021 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2020 reported EPS adjusted for positive share-based compensation activity of $0.45 for full year 2020, negative expired royalty litigation matter impact of $0.24 in the third quarter of 2020, and positive Swiss tax reform impact of $0.25 in the fourth quarter of 2020; and (ii) projected full year 2021 reported EPS adjusted for estimated positive share-based compensation activity of $0.25 and estimated positive year-over-year foreign currency exchange rate change impact of $0.17.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2021 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the six months ended June 30, 2021 and 2020. To estimate projected 2021 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $150 - $160 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Notes and Definitions

Swiss tax reform impact - A one-time positive income tax impact related to the enactment of tax reform in Switzerland reflected in the fourth quarter of 2020, when the Company recorded an approximately $22 million deferred tax asset related to transitional benefits.

Expired royalty litigation matter - The Company established an accrual of $27.5 million in the third quarter of 2020 related to an ongoing matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The accrual amount represents the amount of a possible loss that we have determined to be probable and estimable, and the actual cost of resolving this matter may be higher or lower than the amount accrued.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2021	2020	2021	2020
Revenue:	Revenue	$826,142	$637,592	$1,603,849	$1,263,928
Expenses and Income:	Cost of revenue	336,834	258,250	643,759	524,996
	Gross profit	489,308	379,342	960,090	738,932
	Sales and marketing	119,032	94,181	233,843	210,324
	General and administrative	73,326	60,268	144,096	126,080
	Research and development	37,697	31,645	75,276	64,955
	Income from operations	259,253	193,248	506,875	337,573
	Interest expense, net	(7,522)	(9,426)	(15,054)	(16,978)
	Income before provision for income taxes	251,731	183,822	491,821	320,595
	Provision for income taxes	49,125	34,826	84,926	59,743
Net Income:	Net income	202,606	148,996	406,895	260,852
	Less: Noncontrolling interest in subsidiary's earnings	24	56	56	85
	Net income attributable to stockholders	$202,582	$148,940	$406,839	$260,767
	Earnings per share: Basic	$2.37	$1.75	$4.76	$3.06
	Earnings per share: Diluted	$2.34	$1.72	$4.69	$3.01
	Shares outstanding: Basic	85,325	85,134	85,427	85,282
	Shares outstanding: Diluted	86,654	86,402	86,794	86,568

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Six Months Ended
		June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Operating Ratios	Gross profit	59.2%	59.5%	59.9%	58.5%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	23.3%	24.2%	23.6%	26.6%
	Research and development expense	4.6%	5.0%	4.7%	5.1%
	Income from operations[1]	31.4%	30.3%	31.6%	26.7%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		June 30, 2021	Percent of Revenue	June 30, 2020	Percent of Revenue

Revenue:	CAG	$745,595		$566,100
	Water	37,191		28,116
	LPD	33,524		32,244
	Other	9,832		11,132
	Total	$826,142		$637,592

Gross Profit:	CAG	$440,786	59.1%	$334,467	59.1%
	Water	25,747	69.2%	19,678	70.0%
	LPD	19,526	58.2%	18,839	58.4%
	Other	3,249	33.0%	6,358	57.1%
	Total	$489,308	59.2%	$379,342	59.5%

Income from Operations:	CAG	$234,735	31.5%	$167,969	29.7%
	Water	17,228	46.3%	12,258	43.6%
	LPD	6,868	20.5%	8,249	25.6%
	Other	422	4.3%	4,772	42.9%
	Total	$259,253	31.4%	$193,248	30.3%

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Six Months Ended
		June 30, 2021	Percent of Revenue	June 30, 2020	Percent of Revenue

Revenue:	CAG	$1,438,362		$1,118,096
	Water	71,231		62,265
	LPD	72,794		66,398
	Other	21,462		17,169
	Total	$1,603,849		$1,263,928

Gross Profit:	CAG	$853,660	59.3%	$643,810	57.6%
	Water	49,212	69.1%	44,427	71.4%
	LPD	46,407	63.8%	41,151	62.0%
	Other	10,811	50.4%	9,544	55.6%
	Total	$960,090	59.9%	$738,932	58.5%

Income from Operations:	CAG	$447,945	31.1%	$286,628	25.6%
	Water	32,000	44.9%	28,140	45.2%
	LPD	20,676	28.4%	17,912	27.0%
	Other	6,254	29.1%	4,893	28.5%
	Total	$506,875	31.6%	$337,573	26.7%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended

	June 30, 2021	June 30, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$745,595	$566,100	$179,495	31.7%	3.7%	0.6%	27.4%
United States	486,252	387,113	99,139	25.6%	—	0.6%	25.0%
International	259,343	178,987	80,356	44.9%	12.0%	0.6%	32.3%
Water	37,191	28,116	9,075	32.3%	5.7%	—	26.6%
United States	17,747	13,935	3,812	27.4%	—	—	27.4%
International	19,444	14,181	5,263	37.1%	11.2%	—	25.9%
LPD	33,524	32,244	1,280	4.0%	5.9%	—	(2.0)%
United States	3,516	3,242	274	8.4%	—	—	8.4%
International	30,008	29,002	1,006	3.5%	6.5%	—	(3.1)%
Other	9,832	11,132	(1,300)	(11.7)%	4.5%	—	(16.2)%
Total Company	$826,142	$637,592	$188,550	29.6%	3.9%	0.5%	25.1%
United States	515,238	405,998	109,240	26.9%	—	0.6%	26.3%
International	310,904	231,594	79,310	34.2%	10.7%	0.5%	23.1%

	Three Months Ended

	June 30, 2021	June 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$661,300	$510,254	$151,046	29.6%	3.7%	0.3%	25.6%
IDEXX VetLab consumables	256,352	196,061	60,291	30.8%	4.8%	—	26.0%
Rapid assay products	83,887	64,658	19,229	29.7%	1.8%	—	28.0%
Reference laboratory diagnostic and consulting services	293,675	228,816	64,859	28.3%	3.2%	0.6%	24.5%
CAG Diagnostics services and accessories	27,386	20,719	6,667	32.2%	4.7%	—	27.5%
CAG Diagnostics capital – instruments	35,054	18,871	16,183	85.8%	7.5%	—	78.3%
Veterinary software, services and diagnostic imaging systems	49,241	36,975	12,266	33.2%	1.5%	5.8%	25.9%
Net CAG revenue	$745,595	$566,100	$179,495	31.7%	3.7%	0.6%	27.4%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Six Months Ended

	June 30, 2021	June 30, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$1,438,362	$1,118,096	$320,266	28.6%	3.3%	0.4%	25.0%
United States	930,662	760,388	170,274	22.4%	—	0.4%	22.0%
International	507,700	357,708	149,992	41.9%	10.8%	0.4%	30.7%
Water	71,231	62,265	8,966	14.4%	3.7%	—	10.7%
United States	34,315	30,876	3,439	11.1%	—	—	11.1%
International	36,916	31,389	5,527	17.6%	7.3%	—	10.3%
LPD	72,794	66,398	6,396	9.6%	5.8%	—	3.8%
United States	7,264	7,019	245	3.5%	—	—	3.5%
International	65,530	59,379	6,151	10.4%	6.5%	—	3.8%
Other	21,462	17,169	4,293	25.0%	4.2%	—	20.8%
Total Company	$1,603,849	$1,263,928	$339,921	26.9%	3.5%	0.3%	23.1%
United States	987,876	802,781	185,095	23.1%	—	0.3%	22.7%
International	615,973	461,147	154,826	33.6%	9.6%	0.3%	23.6%

	Six Months Ended

	June 30, 2021	June 30, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$1,278,580	$998,179	$280,401	28.1%	3.4%	0.2%	24.5%
IDEXX VetLab consumables	502,444	384,774	117,670	30.6%	4.4%	—	26.2%
Rapid assay products	153,498	122,088	31,410	25.7%	1.5%	—	24.2%
Reference laboratory diagnostic and consulting services	569,456	449,077	120,379	26.8%	3.0%	0.4%	23.4%
CAG Diagnostics services and accessories	53,182	42,240	10,942	25.9%	4.2%	—	21.7%
CAG Diagnostics capital – instruments	66,244	42,704	23,540	55.1%	5.4%	—	49.8%
Veterinary software, services and diagnostic imaging systems	93,538	77,213	16,325	21.1%	1.1%	2.8%	17.2%
Net CAG revenue	$1,438,362	$1,118,096	$320,266	28.6%	3.3%	0.4%	25.0%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		June 30, 2021	December 31, 2020

Assets:	Current Assets:
	Cash and cash equivalents	$232,134	$383,928
	Accounts receivable, net	382,308	331,429
	Inventories	241,392	209,873
	Other current assets	145,392	137,508
	Total current assets	1,001,226	1,062,738
	Property and equipment, net	550,255	555,167
	Other long-term assets, net	860,668	676,656
	Total assets	$2,412,149	$2,294,561
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$93,016	$74,558
	Accrued liabilities	392,681	415,648
	Current portion of long-term debt	124,982	49,988
	Deferred revenue	41,130	42,567
	Total current liabilities	651,809	582,761
	Long-term debt, net of current portion	780,079	858,492
	Other long-term liabilities, net	232,038	220,513
	Total long-term liabilities	1,012,117	1,079,005
	Total stockholders' equity	747,460	632,088
	Noncontrolling interest	763	707
	Total stockholders' equity	748,223	632,795
	Total liabilities and stockholders' equity	$2,412,149	$2,294,561

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)

		June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Selected Balance Sheet Information:	Days sales outstanding[1]	42.2	41.8	42.2	41.5	44.4
	Inventory turns[2]	2.1	2.0	2.1	1.9	1.6

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Six Months Ended
		June 30, 2021	June 30, 2020

Operating:	Cash Flows from Operating Activities:
	Net income	$406,895	$260,852
	Non-cash adjustments to net income	79,002	70,576
	Changes in assets and liabilities	(127,520)	(95,415)
	Net cash provided by operating activities	358,377	236,013
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(42,744)	(73,558)
	Acquisition of intangible assets and businesses	(156,506)	(668)
	Net cash used by investing activities	(199,250)	(74,226)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	—	(167,692)
	Issuance of senior debt	—	200,000
	Debt issuance costs	—	(4,988)
	Payments of acquisition-related contingent considerations	(1,500)	(1,080)
	Repurchases of common stock	(320,787)	(182,815)
	Proceeds from exercises of stock options and employee stock purchase plans	27,371	20,613
	Shares withheld for statutory tax withholding on restricted stock	(14,952)	(8,668)
	Net cash used by financing activities	(309,868)	(144,630)
	Net effect of changes in exchange rates on cash	(1,053)	(2,190)
	Net (decrease) increase in cash and cash equivalents	(151,794)	14,967
	Cash and cash equivalents, beginning of period	383,928	90,326
	Cash and cash equivalents, end of period	$232,134	$105,293

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Six Months Ended
		June 30, 2021	June 30, 2020

Free Cash Flow:	Net cash provided by operating activities	$358,377	$236,013
	Investing cash flows attributable to purchases of property and equipment	(42,744)	(73,558)
	Free cash flow[1]	$315,633	$162,455

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Shares repurchased in the open market	341	—	618	721
Shares acquired through employee surrender for statutory tax withholding	—	—	28	30
Total shares repurchased	341	—	646	751

Cost of shares repurchased in the open market	$188,409	$—	$327,622	$179,623
Cost of shares for employee surrenders	3	65	14,986	8,669
Total cost of shares	$188,412	$65	$342,608	$188,292

Average cost per share – open market repurchases	$552.08	$—	$529.45	$249.20
Average cost per share – employee surrenders	$550.59	$312.19	$544.08	$288.94
Average cost per share – total	$552.08	$312.19	$530.07	$250.79

Contact: John Ravis, Investor Relations, 1-207-556-8155